EXHIBIT 6

                       Consent of Independent Accountants





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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Propsectus constituting part of this Post-
Effective Amendment No. 4 to the Registration Statement on Form S-6 of the Phoenix Life and Annuity Variable Universal Life Account of our report dated February 11, 1999 relating to the financial statements of Phoenix Life and Annuity Company, which appears in such Prospectus.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
October 29, 1999